Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$11,036,399
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,836,020)
Dividend Income	1,091
Interest Income	2,070
ETF Transaction Fees	1,050
Total Income (Loss)	$8,204,590

Expenses
General Partner Management Fees	$41,165
Professional Fees	14,643
Brokerage Commissions	6,025
Directors' Fees and insurance	2,145
NYMEX License Fee	1,029
Total Expenses	$65,007
Net Income (Loss)	$8,139,583

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/22	$82,165,391
Additions (250,000 Shares)	12,709,248
Net Income (Loss)	8,139,583

Net Asset Value End of Month	$103,014,222
Net Asset Value Per Share (2,000,000 Shares)	$51.51

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596